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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On October 15, 2013, our board of directors announced that it had unanimously appointed Michael L. Smith, 54, as our new President and Chief Executive Officer. Mr. Smith will assume the office of President and Chief Executive Officer effective November 6, 2013. Since 2005, Mr. Smith has served as the President and Chief Executive Officer of Georgia Transmission Corporation, and he has over thirty years of experience in the energy industry in the areas of finance, planning, risk control and operations.

        Mr. Smith has entered into an employment agreement with us that provides for a minimum base salary of $630,000 per year and an initial term to December 31, 2016 with automatic renewal provisions. Mr. Smith will be eligible to participate in our performance pay plan and receive health, welfare and retirement benefits and certain perquisites.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 11, 2013, between Oglethorpe and Michael L. Smith.
99.1	Press Release issued on October 15, 2013.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: October 16, 2013	By:	/s/ BENNY W. DENHAM Benny W. Denham Chairman of the Board of Directors

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  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
  Item 9.01 Financial Statements and Exhibits
SIGNATURE